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EXHIBIT 99.1


[Cenveo logo]




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FOR IMMEDIATE RELEASE

        NEW DIRECTORS AND EXECUTIVE OFFICERS APPOINTED TO RUN CENVEO

DENVER, CO- September 12, 2005 - Cenveo(TM), Inc. (NYSE: CVO), one of North America's leading providers of visual communications services today announced that Robert G. Burton, Sr., Patrice M. Daniels, Leonard C. Green, Mark J. Griffin, Michael W. Harris, Thomas Oliva, Robert T. Kittel and Robert Obernier have been appointed to serve on its board of directors and that all of its incumbent directors, other than Jerome W. Pickholz, have resigned. The appointment of the new directors and the resignations of the incumbent directors was made pursuant to a Settlement and Governance Agreement that Cenveo had entered into on Friday (September 9, 2005) with Burton Capital Management, LLC and Robert G. Burton, Sr.

Cenveo also announced that Mr. Burton has been appointed its Chairman and Chief Executive Officer and that Sean Sullivan has been appointed its Chief Financial Officer.

About Cenveo
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Cenveo, Inc. (NYSE:CVO), www.cenveo.com, is one of North America's leading
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providers of visual communications with one-stop services from design through fulfillment. The Company is uniquely positioned to serve both direct customers through its commercial segment, and distributors and resellers of printed office products through its Quality Park resale segment. The Company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, labels and business documents. Cenveo currently has approximately 9,000 employees and more than 80 production locations plus five advanced fulfillment and distribution centers throughout North America. In 2004 and 2005, Cenveo was voted among Fortune Magazine's Most Admired Companies in the printing and publishing category and has consistently earned one of the highest Corporate Governance Quotients by Institutional Shareholder Services. The Company is headquartered in Englewood, Colorado.

Cenveo and Vision Delivered are either trademarks or registered trademarks of Cenveo, Inc.

Forward-Looking Statements
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Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which are subject to risks and uncertainties, in-


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cluding without limitation: (1) general economic, business and labor conditions, (2) the ability to implement the Company's strategic initiatives, (3) the ability to regain profitability after substantial losses in 2004 and the first six months of 2005, (4) the majority of Company's sales are not subject to long-term contracts, (5) the impact of changes in the board of directors, the company`s CEO and other management and strategic direction that may be made, (6) the ability to effectively execute cost reduction programs and management reorganizations, (7) the industry is extremely competitive due to over capacity, (8) the impact of the Internet and other electronic media on the demand for envelopes and printed material, (9) postage rates and other changes in the direct mail industry, (10) environmental laws may affect the Company's business, (11) the ability to retain key management personnel, (12) compliance with recently enacted and proposed changes in laws and regulations affecting public companies could be burdensome and expensive, (13) the ability to successfully identify, manage and integrate possible future acquisitions,
(14) dependence on suppliers and the costs of paper and other raw materials and the ability to pass paper price increases onto customers, (15) the ability to meet customer demand for additional value-added products and services, (16) changes in interest rates and currency exchange rates of the Canadian dollar, (17) the ability to manage operating expenses, (18) the risk that a decline in business volume or profitability could result in a further impairment of goodwill, and (19) the ability to timely or adequately respond to technological changes in the Company's industry.

These risks and uncertainties are also set forth under Management's Discussion and Analysis of Results of Operations and Financial Condition in the Cenveo, Inc. Annual Report for the fiscal year ended December 31, 2004, and in the Company's other SEC filings. A copy of the annual report is available on the Company's website at http://www.cenveo.com .


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CONTACTS:
FOR CENVEO:

INVESTORS:
Sean Sullivan
Chief Financial Officer
Cenveo, Inc.
303-790-8023

MEDIA:
Kathy Hedin
Director of Communications
Cenveo, Inc.
303-566-7494